UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

To the Stockholders of

    Murphy Oil Corporation:

The Annual Meeting of Stockholders of MURPHY OIL CORPORATION (the “Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 12, 2010, at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect directors to serve for the ensuing year;

2.	To approve or disapprove the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2010; and

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 15, 2010, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the offices of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

WALTER K. COMPTON
Vice President and Secretary

El Dorado, Arkansas

March 26, 2010

PROXY STATEMENT

March 26, 2010

SOLICITATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 12, 2010. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 26, 2010.

The complete mailing address of the Company’s principal executive office is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy Oil” refer to Murphy Oil Corporation and our consolidated subsidiaries.

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a non-routine matter) as shares that are present and entitled to vote on routine matters and for purposes of determining the presence of a quorum. The proposal to approve or disapprove the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Notably, the election of directors should be considered a non-routine matter.

Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director and FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES

On March 15, 2010, the record date for the meeting, the Company had 191,301,201 shares of Common Stock outstanding, all of one class and each share having one vote in respect of all matters to be voted on at the meeting. This amount does not include 517,299 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 9 and 10 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

ELECTION OF DIRECTORS

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership or educational achievement. When considering new candidates, the Nominating & Governance Committee, with input from the Board, takes into account these factors as well as other appropriate characteristics, such as sound judgment, honesty, and integrity. In addition, although it does not have a formal policy with respect to diversity, the Nominating & Governance Committee considers the issue of diversity among the factors used to identify nominees for director. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

One director, Ivar B. Ramberg, has attained retirement age and will not stand for re-election. Due to his retirement, the by-laws of the Company, which currently provide for eleven directors, have been amended effective May 12, 2010 to provide for ten directors who will be elected at the Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company’s by-laws also provide that the directors elected at each Annual Meeting of Stockholders shall serve until their successors are elected and qualified.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the ten nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All nominees were elected at the last Annual Meeting of Stockholders.

All directors, other than Mr. Deming and Mr. Wood, have been deemed independent by the Board based on the rules of the New York Stock Exchange and the categorical standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating & Governance Committee considered familial relationships (Mr. Deming, Mr. Murphy, Mr. Nolan and Mrs. Theus are first cousins) and ordinary course of business transactions with BancorpSouth (Mr. Kelley) which was below the applicable threshold. The Committee also considered aviation interchange and related agreements with Murphy Family Management LLC (Mr. Murphy) and Munoco Company L.C. (Mr. Nolan). Mr. Nolan, the Non-Employee Chairman of the Board, serves as presiding director at regularly scheduled (February, August and December) meetings of non-management directors without the Company’s management.

Stockholders and other interested parties may send communications to the Board and/or specified individual directors c/o the Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, AR 71731-7000. The Secretary will promptly relay all such communications to the appropriate director(s). The names of the nominees, and certain information as to them, are as follows:

Director Nominees

Name and age	Principal occupation or employment	Certain other directorships
Frank W. Blue Santa Barbara, California Age: 68 Director Since: 2003 Board Committees: Audit Nominating & Governance	International Legal Advisor/Arbitrator; Attorney, Fulbright & Jaworski from July, 2001 to October, 2003	None

Mr. Blue has extensive knowledge of international commercial transactions, international trade matters, and multinational corporate compliance/corporate governance issues, and is invaluable to our Board’s discussions of the Company’s corporate compliance programs. Additionally, Mr. Blue has over twenty-seven years experience in the international oil and gas industry, most notably as Vice President, General Counsel and Corporate Secretary of Caltex Corporation.

Claiborne P. Deming El Dorado, Arkansas Age: 55 Director Since: 1993 Board Committees: Chair, Executive	Private Investor; President and Chief Executive Officer of the Company, from October, 1994 through December, 2008, retired from the Company June, 2009	None

Mr. Deming’s experience as President and Chief Executive Officer of Murphy Oil Corporation gives him insights into the Company’s challenges, opportunities and operations.
Robert A. Hermes Houston, Texas Age: 70 Director Since: 1999 Board Committees: Executive Chair, Nominating & Governance, Environmental, Health & Safety	Chairman of the Board, Retired, Purvin & Gertz, Inc., an international energy consulting firm; Chairman, Purvin & Gertz from January, 2000 to October, 2004	None

Dr. Hermes has broad experience in economic and technical aspects of petroleum refining, crude oil pricing, oil logistics, petroleum marketing, and interfuel competition. He brings to the Board expertise in strategic planning, feasibility studies and planning studies.

Name and age	Principal occupation or employment	Certain other directorships
James V. Kelley Tupelo, Mississippi Age: 60 Director Since: 2006 Board Committees: Audit Executive Compensation	President and Chief Operating Officer, BancorpSouth, Inc., since 2000	BancorpSouth, Inc. Tupelo, Mississippi

Mr. Kelley has extensive knowledge of the capital markets and accounting issues from his experience as President and Chief Operating Officer of BancorpSouth, Inc., and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.

R. Madison Murphy El Dorado, Arkansas Age: 52 Director Since: 1993 (Chairman, 1994-2002) Board Committees: Executive Chair, Audit	Managing Member, Murphy Family Management, LLC, which manages investments, farm, timber and real estate, since 1998	Deltic Timber Corporation El Dorado, Arkansas BancorpSouth, Inc. Tupelo, Mississippi

Mr. Murphy served as Chairman of the Board of Murphy Oil Corporation from 1994 to 2002. This, along with his current memberships on the Board of Directors of both BancorpSouth, Inc. and Deltic Timber Corporation brings to our Board a unique perspective on the business.

William C. Nolan, Jr. El Dorado, Arkansas Age: 70 Director Since: 1977 Board Committees: Chairman of the Board, ex-officio member of all other committees	Partner, Nolan & Alderson, Attorneys, since 1969; President, Noalmark Broadcasting Corporation, engaged in radio broadcasting, since 1973	None

Mr. Nolan combines experience in two key areas of interest to Murphy Oil Corporation, marketing and law. As a Partner in his law firm, he brings invaluable expertise and counsel to the Board.
Neal E. Schmale San Diego, California Age: 63 Director Since: 2004 Board Committees: Audit Executive Compensation	President and Chief Operating Officer, Sempra Energy, an energy services holding company, since February, 2006; previously Executive Vice President and Chief Financial Officer of Sempra Energy	Sempra Energy San Diego, California WD-40 Company Chairman San Diego, California

Mr. Schmale is currently President and Chief Operating Officer of a Fortune 500 energy services company, bringing to our Board the perspective of a leader facing the same set of current external economic, social and governance issues.

Name and age	Principal occupation or employment	Certain other directorships
David J.H. Smith Maidstone, Kent, England Age: 68 Director Since: 2001 Board Committees: Chair, Executive Compensation Environmental, Health & Safety	Chief Executive Officer, Retired, Whatman Plc, a life sciences company, since September, 2001	Idatech plc London, U.K.

Dr. Smith’s experience as Chief Executive Officer of a UK-based, life sciences company provides the Board with a global perspective.
Caroline G. Theus Alexandria, Louisiana Age: 66 Director Since: 1985 Board Committees: Executive Chair, Environmental, Health & Safety	President, Inglewood Land & Development Co., a holding company, since 1980; President, Retired, Keller Enterprises, LLC which manages investments and real estate holdings, since 2008	None

Mrs. Theus is President of a farming and land holding corporation, bringing to the Board unique insights during discussions concerning the environment.
David M. Wood El Dorado, Arkansas Age: 53 Director Since: 2009 Board Committees: Executive

President and Chief Executive Officer of the Company, since January, 2009; previously Executive Vice President and President of Murphy Exploration & Production Company from January, 2007 to December, 2008 and President of Murphy Exploration & Production Company-International from

March, 2003 to December, 2006

None

Mr. Wood’s day-to-day leadership as Chief Executive Officer of Murphy Oil Corporation allows him to provide the Board with his intimate perspective of our operations.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board of Directors, independent directors and Chief Executive Officer bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the company and industry, while the Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of leading the execution of the Company’s strategy. The Board believes the separate role of Chairman and Chief Executive Officer is currently in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board will, however, maintain its flexibility to make this determination at any given point in time to provide appropriate leadership for the Company.

RISK MANAGEMENT

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees as discussed below. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Company’s Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks. The Nominating & Governance Committee, in its role of reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Environmental, Health & Safety Committee oversees management of risks associated with environmental, health and safety issues. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

COMMITTEES

The standing committees of the Board are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating & Governance Committee and the Environmental, Health & Safety Committee.

The Executive Committee is empowered to exercise certain functions of the Board when the Board is not in session.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm which reports directly to the Audit Committee. The Audit Committee also assists with the Board’s oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal Auditing Department for these purposes. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange, the requirements of the Securities and Exchange Commission and the Company’s categorical independence standards. The Board has determined that Neal E. Schmale is qualified as an “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s Annual Incentive Compensation Plan, the Long-Term Incentive Plan and the Stock Plan for Non-Employee Directors. All of the members of the Executive Compensation Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. The Compensation Discussion and Analysis section below contains additional information about the Executive Compensation Committee.

The Nominating & Governance Committee identifies and recommends potential Board members, recommends appointments to Board committees, oversees evaluation of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. All of the members of the Nominating & Governance Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend candidates for membership on the Board for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the Board members, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to Board members.

The Environmental, Health & Safety Committee assists the Board in monitoring compliance with applicable environmental, health and safety laws and regulations and provides guidance as to public issues affecting the Company.

Charters for the Audit, Executive Compensation, Nominating & Governance and Environmental, Health & Safety Committees, along with the Corporate Governance Guidelines and the Code of Ethical Conduct for Executive Management, are available on the Company’s Web site, www.murphyoilcorp.com/about/governance/default.aspx.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Executive Compensation Committee during 2009 were David J.H. Smith (Chair), William C. Nolan, Jr., Neal E. Schmale and James V. Kelley. During 2009, none of the members of the Committee (a) was an officer or employee of the Company, (b) was a former officer of the Company or (c) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

MEETINGS AND ATTENDANCE

During 2009, there were six meetings of the Board, eleven meetings of the Executive Committee, seven meetings of the Audit Committee, five meetings of the Executive Compensation Committee, two meetings of the Nominating & Governance Committee, and two meetings of the Environmental, Health & Safety Committee. All nominees attended a minimum of 75% of the total number of meetings of the Board and committees on which they served. All Board members attended the 2009 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

Since 2003, the Company’s standard arrangement for compensation of non-employee directors has included a combination of cash and equity. In 2009, the cash component consisted of an annual retainer of $50,000, plus $2,000 for each Board or committee meeting attended. Supplemental retainers were paid to the Chairman of the Board ($115,000), the Audit Committee Chairman ($15,000), the Audit Committee Financial Expert ($10,000), other members of the Audit Committee ($7,500), the Executive Compensation Committee Chairman ($15,000) and the Chair of each other committee ($10,000). The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The equity component for 2009 was provided by time lapse restricted stock units. Each non-employee director, other than Mr. Deming, received 5,310 shares of restricted stock units, valued at $234,171 based on closing stock price on February 4, 2009, vesting after three years. Mr. Deming’s status changed from employee director to non-employee director effective July 1, 2009. At the first Board meeting following this change, he was awarded the same compensation on a pro-rated basis. This pro-rated award consisted of 2,500 shares of time lapse (three years from February 4, 2009) restricted stock units valued at $149,200 based on closing stock price on August 5, 2009. Dividends are accumulated over the vesting period. Further information is set forth in the following table.

2009 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
William C. Nolan, Jr.	238,500	233,375	—	—	92,126	—	564,001
Frank W. Blue	85,500	233,375	—	—	—	—	318,875
Claiborne P. Deming	46,000	148,300	—	—	—	—	194,300
Robert A. Hermes	102,000	233,375	—	—	6,292	—	341,667
James V. Kelley	93,500	233,375	—	—	—	—	326,875
R. Madison Murphy	120,500	233,375	—	—	13,984	—	367,859
Ivar B. Ramberg	70,000	233,375	—	—	—	—	303,375
Neal E. Schmale	101,625	233,375	—	—	—	—	335,000
David J.H. Smith	91,000	233,375	—	—	4,189	—	328,564
Caroline G. Theus	96,000	233,375	—	—	27,233	—	356,608

(1)	Represents grant date fair value (average of high and low price on date of grant) of restricted stock units awarded in 2009.
(2)	At December 31, 2009, total shares/units outstanding were:

	Total Shares/Units Outstanding
	Stock Options	Restricted Stock/Restricted Stock Units
William C. Nolan, Jr.	16,200	11,355
Frank W. Blue	4,200	11,355
Claiborne P. Deming*	—	2,500
Robert A. Hermes	10,200	11,355
James V. Kelley	—	11,355
R. Madison Murphy	—	11,355
Ivar B. Ramberg	16,200	11,355
Neal E. Schmale	1,660	11,355
David J.H. Smith	16,200	11,355
Caroline G. Theus	16,200	11,355

* For all compensation as an employee, see the Executive Compensation Tables beginning on page 19.

(3)	The 1994 Retirement Plan for Non-employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and plan payout according to its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2009, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock:

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percentage
BlackRock, Inc 55 East 52nd Street New York, NY 10055	11,200,642	(2)	5.87%

Capital World Investors 333 South Hope Street Los Angeles, California 90071	11,360,436	(3)	5.90%

T. Rowe Price Associates, Inc 100 E. Pratt Street Baltimore, Maryland 21202	24,851,263	(4)	13.00%

(1)	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 31, 2009.
(2)	A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). All shares are sole voting power and sole dispositive power shares.
(3)	An investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). Total includes 2,698,800 shares for which reporting person has sole voting power. Beneficial ownership of shares disclaimed by reporting person. All shares are sole dispositive power shares.
(4)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Total includes 6,724,650 sole voting power shares, -0- shared voting power shares, 24,824,563 sole dispositive power shares and -0- shared dispositive power shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 16, 2010, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as hereinafter defined), and directors and executive officers as a group. Except as noted, no shares of Common Stock held by our directors or executive officers have been pledged.

Name	Personal with Full Voting and Investment Power (1)(2)(3)	Personal as Beneficiary of Trusts		Voting and Investment Power Only		Options Exercisable Within 60 Days	Total		Percent of Outstanding (if greater than one percent)
Frank W. Blue	12,336	—		—		4,200	16,536		—
Claiborne P. Deming	1,053,297	1,529,536		—		1,160,300	3,743,133		1.96%
Robert A. Hermes	20,366	—		—		10,200	30,566		—
James V. Kelley	12,364	—		—		—	12,364		—
R. Madison Murphy	850,771	1,380,600		7,122,577	(4)	—	9,353,948	(5)	4.89%
William C. Nolan, Jr.	584,644	377,478		—		16,200	978,322		—
Ivar B. Ramberg	12,366	—		—		16,200	28,566		—
Neal E. Schmale	11,466	—		—		1,660	13,126		—
David J.H. Smith	22,366	—		—		16,200	38,566		—
Caroline G. Theus	375,646	1,150,438	(6)	6,684	(7)	16,200	1,548,968		—
David M. Wood	30,037	—		—		247,500	277,537		—
Kevin G. Fitzgerald	18,399	—		—		167,500	185,899		—
Steven A. Cossé	70,676	—		—		395,000	465,676		—
Roger W. Jenkins	4,737	—		—		37,500	42,237		—
Bill H. Stobaugh	30,708	—		—		162,500	193,208		—
Directors and officers as a group(8)	3,240,102	4,438,052		7,129,261		2,792,460	17,599,875		9.20%

(1)	Includes Restricted Stock in the following amounts: Mr. Blue, Mr. Hermes, Mr. Kelley, Mr. Murphy, Mr. Nolan, Mr. Ramberg, Mr. Schmale, Mr. Smith and Mrs. Theus—2,770 shares each (Stock Plan for Non-Employee Directors). Restricted Stock carries voting power and accumulates dividends, but no dispositive power during the restricted period.
(2)	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Deming—56,307 shares; Mr. Wood—7,765 shares; Mr. Fitzgerald—1,836 shares; Mr. Cossé—16,127 shares; Mr. Jenkins—644 shares; Mr. Stobaugh—6,255 shares.
(3)	Includes shares held by spouse and other household members as follows: Mr. Deming—412,225 shares; Mr. Murphy—372,688 shares; Mr. Nolan—2,500 shares owned solely by spouse; Mrs. Theus—28,000 shares, 18,000 of which are held jointly with spouse and 10,000 of which are held solely by spouse.
(4)	Includes 2,572,226 shares held by trusts for the benefit of others for which Mr. Murphy is trustee or co-trustee, 811,101 shares held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed and 3,739,250 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member. Mr. Murphy has beneficial interest in 358,925 of these shares. Mr. Murphy’s wife has a beneficial interest in 4,156 shares, for which beneficial ownership is expressly disclaimed.
(5)	Total includes 2,118,757 shares that are pledged as security.
(6)	Includes 613,186 shares for which Mrs. Theus is co-trustee and a beneficiary.
(7)	Held as trustee for trust for Mrs. Theus’ son.
(8)	Includes ten directors, twelve officers and one director/officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. In November, 2009, a delinquent Form 4 was filed for Claiborne P. Deming representing his August 5, 2009, prorated non-employee director restricted stock unit award.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

During 2009, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating & Governance Committee reviews annual cumulative ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2009. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Executive Compensation Committee (the “Committee”) of the Board oversees the compensation of the Company’s Named Executive Officers. The Committee consists of no fewer than two members, who have been determined by the Board to satisfy the independence requirements of the New York Stock Exchange and the Company’s categorical independence standards. The Nominating & Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed by the Board and may be removed by the Board at any time. Members of the Committee include David J.H. Smith (Chair), James V. Kelley, William C. Nolan, Jr., and Neal E. Schmale.

The Committee reviews and approves corporate goals and objectives relevant to CEO and other Named Executive Officer compensation. Evaluation of the CEO’s performance in light of these objectives is made by the Committee. Any decisions regarding the CEO’s compensation are made solely by the Committee. For Named Executive Officers other than the CEO, the Committee considers the performance evaluations made by the CEO and the recommendations of the CEO. The Committee approves any compensation-related decisions affecting the pay of all Named Executive Officers.

The Committee administers and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans and reviews and approves awards under such plans.

Sole authority to retain and terminate any compensation consultant rests with the Committee, which also has sole authority to approve the consultant’s fees and other retention terms. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee. The Corporate Secretary serves as Secretary to the Committee.

In 2009, the Committee retained the firm of Towers Perrin (now known as Towers Watson) to provide advice on executive compensation matters. Towers Perrin provides the Committee with, among other things, an analysis of trends and compensation data for general industry, the oil and gas industry and a select group of comparator companies within the oil and gas industry. For 2009, the comparator group included Anadarko Petroleum, Apache, Chevron, ConocoPhillips, Devon Energy, EOG Resources, ExxonMobil, Hess, Marathon, Newfield Exploration, Noble Energy, Occidental Petroleum, Sunoco, Tesoro and Valero Energy. While structured as an integrated oil company like the “major” and “super-major” oil companies, the Company’s size is more comparable to that of certain independent exploration and production companies and refining and marketing companies. Various members of the investment community place the Company in each of these groups. The comparator group was developed by Towers Perrin to provide representation from each of (i) integrated oil companies, (ii) independent exploration and production companies and (iii) refining and marketing companies.

In addition to comparator company information, the Committee uses survey information to determine competitive market pay levels for the executives’ compensation. The surveys used include:

•	Towers Perrin 2009 General Industry Compensation Data Bank

•	Towers Perrin 2009 Petroleum Industry Compensation Data Bank

•	Mercer Human Resource Consulting 2009 Energy 27 Survey

•	Mercer Human Resource Consulting 2009 Energy Survey

•	Organization Resources Counselors 2009 Manufacturing and Marketing Survey

The survey data analyzed includes general industry and energy industry (as available) information. Regression analysis is utilized to adjust for differences in company size. Where regression is not possible, data for companies with similar revenue size is analyzed.

The Committee generally takes action on compensation matters at its meeting held in conjunction with the February Board meeting. The Company grants employee stock options at this meeting, which are dated as of the date granted and priced based on the average of the high and the low market price for the Company’s shares on the grant date. The Committee also considers at this time adjustments to Named Executive Officers’ base salary, annual incentive bonus and grants of restricted stock or restricted stock unit awards.

The Committee meets at other times during the year as necessary and, in 2009, met five times. A copy of the Committee’s charter can be found on the Company’s Web site, http://www.murphyoilcorp.com/about/governance/compensate.aspx.

Guiding Principles

The Company bases its executive compensation policies on principles designed to align the interests of executives with those of shareholders. The Committee intends compensation to provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with others in the energy industry. Executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

In order to promote the long-term as well as short-term interests of the Company and to more closely align the interests of its key employees to those of its shareholders, the Company uses a mix of short-term and long-term incentives. Individuals in a primary position to influence the growth of shareholder wealth have larger portions of their total compensation package delivered in the form of equity based long-term incentives.

To this end, executives have a compensation package which includes a base salary, participation in a cash based annual incentive plan, participation in an equity based long-term incentive plan and certain other compensation, including customary benefits as discussed in Section D of Elements of Compensation below, and, in 2009, limited personal use of Company aircraft for the CEO and the Executive Vice President, Downstream. The Company believes that this combination of base salary, short-term incentives, long-term incentives and other employee benefits provides the best balance between the need for the Company to provide executive compensation which is competitive in the marketplace and therefore necessary for recruiting and retention, and the desire to have management’s interests, motivations and prosperity aligned with the interests of the Company’s shareholders.

The Company does not have employment, change in control or termination agreements with its Named Executive Officers. In the event of a change of control, each of the Named Executive Officers would retain their “earned” compensation and all outstanding equity awards would vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award.

Elements of Compensation

A.    Base Salary

The objectives of the base salary component of compensation include:

•	to provide a fixed level of compensation to reward the executive for his day-to-day execution of primary duties and responsibilities;

•	to assist the Company in the attraction and retention of a highly skilled competitive team by paying base salaries which are competitive with the Company’s comparator group; and

•	to provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance.

The Company targets the median of competitive market pay levels for the base salary of its Named Executive Officers. It is the Company’s compensation philosophy to target base salaries at the 50th percentile (median) of the competitive marketplace. The Company targets the 50th percentile because it believes that it allows the organization to recruit, attract, and retain qualified management talent having the requisite skills and competencies to manage the Company and to deliver additional value for shareholders. In practice, some executives are paid above or below the 50th percentile because of their individual job performance, time in the position, and tenure with the Company. Executives’ salaries are ultimately determined based on the market pay levels as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends. Generally, the base salaries of the Company’s Named Executive Officers fall slightly above the target (50th percentile of the competitive marketplace) due to their combination of experience, duties, responsibilities, and performance. The Committee made adjustments to the base salaries of its Named Executive Officers as follows:

Named Executive Officer	2008 Base Salary	2009 Base Salary	Adjustment for 2009
David M. Wood*	$675,000	$1,150,000	70.4%
Kevin G. Fitzgerald	$475,000	$484,500	2.0%
Claiborne P. Deming	$1,250,000	$1,250,000	0.0%
Harvey Doerr	$675,000	$750,000	11.1%
Steven A. Cossé	$575,000	$586,500	2.0%
Roger W. Jenkins*	$375,000	$600,000	60.0%
Bill H. Stobaugh	$395,000	$425,000	7.6%

*	Effective January 1, 2009, Messrs. Wood and Jenkins were promoted to President and Executive Vice President, respectively.

B.    Annual Incentive Plan

The objectives of the Company’s annual incentive plan are:

•	to provide incentive compensation to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

•	to attract and retain individuals of outstanding ability; and

•	to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company’s shareholders.

The Company targets the median of competitive market pay levels for annual incentive compensation because the Company believes it allows the Company to retain and incent its executives. Executives have the opportunity to be compensated above the median of market pay levels when the Company has above market performance based on the established performance measures. For 2009, the target bonus percentages of the Company’s Named Executive Officers fall at or very near the median of the competitive market.

The Company’s current cash based annual incentive plan, the 2007 Annual Incentive Plan (the “Plan”), was approved by shareholders at the 2007 annual meeting. Amounts earned under the Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore be fully tax-deductible by the Company. The Plan provides the Company with a list of possible performance criteria that could be used for determination of performance-based awards.

The Company currently uses return on capital employed (“ROCE”) as one performance metric for the annual incentive plan because it measures the quality of the Company’s earnings by looking at net income earned on the capital employed in the business. The Committee believes that shareholders should receive a return which, at least, meets the cost of capital. In turn, this means that the Company has efficiently used the capital resources invested in the business and has earned a rate of return and level of income which exceeds the implied cost of such capital resources. ROCE is computed as a percentage based on the sum of (i) the Company’s annual net income, as adjusted for certain unusual and nonrecurring gains or losses and (ii) the Company’s after-tax net interest expense, divided by the sum of (a) the balance of the Company’s consolidated shareholders’ equity at January 1 of the respective year and (b) the average of the Company’s beginning and ending long-term debt during the respective year.

For 2009, the performance criteria included ROCE for 50% of the measurement, 40% operating metrics, and a safety metric for the remaining 10%. With respect to the Named Executive Officers, the following tables summarize the performance metrics, respective weighting of performance metrics, and weighted performance scores based on actual performance, used in determining their respective annual incentive awards.

For Mr. Wood, Mr. Fitzgerald, Mr. Deming, Mr. Cossé, and Mr. Stobaugh:

Metric	Target	Weighting	Weighted Performance Score
ROCE	9%	50.00%	85.0%
Upstream Total Recordable Incident Rate	.5	2.00%	3.0%
Upstream Operated Production (BOE/day)	122,576	15.00%	9.8%
Upstream Non-Operated Production (BOE/day)	42,200	5.00%	4.4%
US Retail Total Recordable Incident Rate	1.0	2.00%	1.2%
US Retail Total Fuel Margin Dollars Produced ($/mo./site)	$39,500	2.22%	0.0%
US Retail Coverage Ratio	85%	2.22%	4.4%
UK Retail Fuel Margin per Same Site (£/yr.)	£153,000	2.78%	0.0%
UK Retail Non-Fuel Margin per Site (£/yr.)	£69,179	2.78%	4.2%
Meraux Refinery Total Recordable Incident Rate	1.0	2.00%	1.7%
Meraux Refinery Utilization	83%	5.00%	2.6%
Milford Haven Refinery Total Recordable Incident Rate	1.0	2.00%	3.1%
Milford Haven Refinery Utilization	83%	3.00%	0.0%
Superior Refinery Total Recordable Incident Rate	1.0	2.00%	2.7%
Superior Refinery Mechanical Availability	99%	2.00%	2.0%

Total		100.00%	124.1%

For Mr. Jenkins:

Metric	Target	Weighting	Weighted Performance Score
ROCE	9%	50.00%	85.0%
Upstream Total Recordable Incident Rate	.5	10.00%	14.8%
Upstream Operated Production (BOE/day)	122,576	30.00%	19.6%
Upstream Non-Operated Production (BOE/day)	42,200	10.00%	8.8%

Total		100.00%	128.2%

For Mr. Doerr:

Metric	Target	Weighting	Weighted Performance Score
ROCE	9%	50.00%	85.0%
US Retail Total Recordable Incident Rate	1.0	2.50%	1.5%
US Retail Total Fuel Margin Dollars Produced ($/mo./site)	$39,500	4.44%	0.0%
US Retail Coverage Ratio	85%	4.44%	8.9%
UK Retail Fuel Margin per Same Site (£/yr.)	£153,000	5.56%	0.0%
UK Retail Non-Fuel Margin per Site (£/yr.)	£69,179	5.56%	8.3%
Meraux Refinery Total Recordable Incident Rate	1.0	2.50%	2.2%
Meraux Refinery Utilization	83%	10.00%	5.1%
Milford Haven Refinery Total Recordable Incident Rate	1.0	2.50%	3.9%
Milford Haven Refinery Utilization	83%	6.00%	0.0%
Superior Refinery Total Recordable Incident Rate	1.0	2.50%	3.4%
Superior Refinery Mechanical Availability	99%	4.00%	4.0%

Total		100.00%	122.3%

The target ROCE rate was established based on consideration including (i) the rate of return on risk-free investments (Treasury Bills), (ii) a risk premium reflecting the increased return required to invest in equities, (iii) the cost of long-term debt, as measured by the Company’s annual interest expense on long-term debt and (iv) general industry conditions. The targets for other operating metrics were established based on the Company’s 2009 budget and historical data. Under the terms of the Plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. For Named Executive Officers, achievement of the minimum results in the payment of 62.5% of individual target awards and achievement of the maximum results in the payment of 250% of individual target awards, subject to downward adjustment by the Committee of up to 40%. Upward adjustments are not permitted for Named Executive Officers and no awards are payable if performance falls below the minimum. For 2009, bonuses for Mr. Deming, Mr. Doerr, and Mr. Stobaugh were decreased from their formula amount by 20% in order to make their award level more consistent with that of other participants.

Named Executive Officer	Target Bonus as a Percentage of Base Salary	Actual Amount Awarded
David M. Wood	125%	$2,050,000
Kevin G. Fitzgerald	70%	$483,227
Claiborne P. Deming	125%	$969,531
Harvey Doerr	100%	$401,297
Steven A. Cossé	85%	$772,073
Roger W. Jenkins	85%	$691,079
Bill H. Stobaugh	60%	$316,455

*	Target bonus as a percentage of base salary increased for Mr. Fitzgerald to 75% for 2010.

C.    Long-term Incentive Compensation

The objectives of the Company’s long-term incentive program include:

•	to align executives’ interests with the interests of shareholders;

•	to reinforce the critical objective of building shareholder value over the long term;

•	to assist in the long-term attraction, motivation, and retention of an outstanding management team;

•	to complement the short-term performance metrics of the Annual Incentive Plan; and

•	to focus management attention upon the execution of the long-term business strategy of the Company.

Long-term incentive compensation for 2009 included stock options and restricted stock units under the 2007 Long-Term Incentive Plan (the “LTIP”).

Stock options are designed to align the interests of executives with the performance of the Company over time, as reflected both by absolute increases or decreases in the Company’s stock price. The realization of restricted stock units is based upon the Company’s total shareholder return (“TSR”) performance relative to the TSR of the same fifteen companies used for compensation comparator analysis (as described above). Because simple stock price appreciation is not enough to guarantee payment, management is at greater risk of forfeiture. Fixed-price stock options are inherently performance-based, because the exercise or grant price equals the average of the high and the low of the Company’s Common Stock on the date of the grant. Option holders realize no economic benefit unless the Company’s stock price increases in value subsequent to the grant date. This aligns the optionees’ interests with that of shareholders.

On February 3, 2009, the Committee awarded equity compensation with the value divided equally between stock options and performance-based restricted stock units to each of the Named Executive Officers. The Company believes that both stock options and performance-based restricted stock unit awards are effective and appropriate methods of equity compensation. Stock options are particularly effective at aligning the interests of management and shareholders, but results can be skewed by movements in the stock market as a whole. Conversely, restricted stock unit awards’ value is largely based on the Company’s performance relative to that of its peers, but do not necessarily equate with shareholder return. Recognizing this dichotomy, the Company believes an equal weighting is most appropriate.

The Company generally targets the median of competitive pay levels for the annual value of long-term incentive compensation. In 2009, the awards exceeded the median based on both individual and Company performance. Total grants in 2009 equaled 0.75% of the Company’s issued and outstanding shares. Grants were as follows:

Named Executive Officer	Number of Stock Options	Number of Restricted Stock Units
David M. Wood	140,000	55,000
Kevin G. Fitzgerald	30,000	10,000
Claiborne P. Deming	—	—
Harvey Doerr	50,000	20,000
Steven A. Cossé	50,000	20,000
Roger W. Jenkins	50,000	20,000
Bill H. Stobaugh	30,000	10,000

The Company has not backdated stock options and does not intend to do so in the future. The exercise price for all options is equal to the fair market price (average of daily high and low) on the date of the grant.

Beginning with 2006 grants, the stock option award form provides for automatic net settlement in stock, which reduces dilution. Upon exercise, shares having a fair market value equal to the exercise price as well as statutory minimum withholding taxes are withheld by the Company and only net shares are delivered to the holder of the option. The 2009 options, all of which are non-qualified, vest in two years as to half and in three years as to the remaining half. Unless otherwise forfeited, the options expire seven years from the date of the grant.

Performance-based restricted stock units awarded in 2009 will vest in three years based on how the Company’s total shareholder return compares to the total shareholder return of an index of fifteen energy companies. The same fifteen companies used for compensation comparator analysis (as described above) are used for this purpose. The 2009 restricted stock unit awards contain four equally weighted measurement periods: year 1; year 2; year 3; and years 1-3 combined. Achievement of the 50th percentile of the peer group is required for payment of 100% of the target shares awarded, and achievement of the 90th percentile of the peer group for the payment of 150% of the target shares. No payment is made for achievement below the 25th percentile of the peer group. Phantom dividends are accumulated during the performance period and pay out only if the underlying units pay out. Restricted stock units do not have any voting rights.

The long-term incentive plan is structured so as to qualify as performance based under Section 162(m) of the Internal Revenue Code. The stock option and performance-based restricted stock unit grants awarded in 2009 comply with Section 162(m) of the Code.

As noted above, the Company currently uses two principal forms of long-term incentive compensation: fixed-price stock options and performance-based restricted stock units. The Company expects to continue to use these same two principal forms of equity-based incentives going forward. However, the LTIP has a 10-year term, and it is possible that the Company may adopt a different long-term incentive compensation strategy in future years if necessary to respond to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy. In order to provide the Company with flexibility going forward, the LTIP provides the Company with possible alternative long-term equity incentive vehicles in addition to stock options and restricted stock units, including stock appreciation rights, performance shares, dividend equivalents, and other stock-based incentives. In addition, as noted above, the Company currently uses the criteria of total shareholder return (“TSR”) compared to the total shareholder return of a designated comparator group of companies in order to determine performance-based restricted stock unit awards. To ensure future flexibility, the LTIP includes a list of possible performance criteria that could be used for determination of performance-based awards. However, at this time, the Company contemplates continuing to use company vs. comparator group TSR as the performance criteria for the performance-based restricted stock or restricted stock unit grants. The TSR measurement is chosen as the performance metric for the restricted stock or restricted stock unit grants because TSR is a reflection of the return to shareholders (i.e., the amount of share price appreciation and dividends earned), and the Company compares its TSR to that of its industry comparators in the oil and gas industry sector. Generally, when the Company’s TSR compares favorably with those of comparator companies, shareholders also benefit and management’s interests are aligned with those of all shareholders. However, in certain circumstances, e.g. industry-wide downturns, this may not be the case, and for this reason, fixed priced stock options are also utilized.

D.    Employee Benefits and Perquisites

The objectives of the Company’s employee benefits and perquisites program are:

•	to provide an employee benefit package with the same level of benefits provided to all Company employees and which is competitive within the Company’s industry sector;

•	to offer executives indirect compensation which is efficient and supplemental to their direct compensation to assist with retirement, health, and welfare needs individually and for their families; and

•	to provide only limited executive benefits to selected executives as required.

The Company’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company sponsored defined benefit pension plan. The Named Executive Officers are excluded from the Company’s Employee Stock Purchase Plan (the “ESPP”) because they are eligible for long-term stock incentives and the ESPP was established as a vehicle for employees to acquire stock.

Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified defined benefit pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, the Company has a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits which are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts. Other than the SERP, the Company does not offer a deferred compensation option to its Named Executive Officers.

Mr. Wood’s 2009 compensation also included twelve non-business trips in the continental United States on Company aircraft. The aggregate incremental cost to the Company for these trips was $97,900 as reported in the Summary Compensation Table. Mr. Doerr’s compensation also included three non-business trips in the continental United States on Company aircraft. The aggregate incremental cost to the Company for these trips was $49,720 as reported in the Summary Compensation Table. The Standard Industry Fare Level rate was used to determine the income reportable to both Mr. Wood and Mr. Doerr for these trips, and the Company has not provided any tax gross-up or other tax assistance with respect to the income recognized or use of the Company aircraft.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Members of the Executive Compensation Committee are David J.H. Smith (Chair), James V. Kelley, William C. Nolan, Jr. and Neal E. Schmale.

Tabular Information for Named Executive Officers

Further information with respect to the individuals who served as the Company’s Principal Executive Officer, Principal Financial Officer, the three other most highly compensated executive officers serving at the end of the last completed fiscal year and up to two additional individuals not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) is set forth in the following tables:

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
David M. Wood President and Chief Executive Officer	2009	1,150,000	2,333,100		2,121,000	2,050,000	1,041,358	168,580	8,864,038
	2008	670,833	1,880,276		979,735	625,000	570,611	52,868	4,779,323
	2007	625,000	666,183		912,216	900,000	210,236	51,497	3,365,132

Kevin G. Fitzgerald Senior Vice President and Chief Financial Officer	2009	483,708	424,200		454,500	483,227	789,346	30,703	2,665,684
	2008	470,833	284,683		433,989	400,000	557,228	33,430	2,180,163
	2007	425,000	235,336		298,638	442,000	238,507	29,005	1,668,486

Claiborne P. Deming(6) Former President and Chief Executive Officer	2009	625,000	N/A		N/A	969,531	4,565,845	38,340	6,198,716
	2008	1,241,667	1,034,865		2,464,932	2,000,000	1,753,987	255,469	8,750,920
	2007	1,143,333	1,914,756		2,475,610	2,286,668	858,249	197,256	8,875,872

Harvey Doerr Former Executive Vice President	2009	451,923	N/A	(5)	N/A	401,297	1,872,045	2,630,551	5,355,816
	2008	670,833	573,700		978,098	850,000	(832,349)	52,560	2,292,842
	2007	625,000	673,311		889,074	610,000	108,708	49,472	2,955,565

Steven A. Cossé Executive Vice President and General Counsel	2009	585,542	848,400		757,500	772,073	1,095,417	36,813	4,095,745
	2008	570,833	402,436		821,639	625,000	1,053,034	46,868	3,519,810
	2007	522,917	559,135		746,690	627,500	731,494	44,364	3,232,100

Roger W. Jenkins Executive Vice President	2009	541,667	848,400		757,500	691,079	177,282	34,180	3,050,108

Bill H. Stobaugh Senior Vice President	2009	425,000	424,200		454,500	316,455	294,186	27,180	1,941,521

(1)	The 2009 restricted stock unit awards represent grant date fair value. Awards are subject to performance-based conditions and are forfeited if grantee terminates for any reason other than retirement, death or full disability. The 2009 restricted stock unit awards vest three years from the date of grant if performance conditions are met. There is no assurance that the value realized by the executive will be at or near the value included herein.
(2)	The 2009 stock option awards represent grant date fair value. Options granted vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by the executive will be at or near the value included herein.
(3)	Non-Equity Incentives were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the prior year.
(4)	The total amounts shown in this column for 2009 consist of the following:

Mr. Wood: $97,900—Company plane usage; $1,680—Benefit attributable to Company-provided term life insurance policy; $69,000—Company contributions to defined contribution plans.

Mr. Fitzgerald: $1,680—Benefit attributable to Company-provided term life insurance policy; $29,023—Company contributions to defined contribution plans.

Mr. Deming: $840—Benefit attributable to Company-provided term life insurance policy; $37,500—Company contributions to defined contribution plans.

Mr. Doerr: $49,720—Company plane usage; $1,120—Benefit attributable to Company-provided term life insurance policy; $26,250—Company contributions to defined contribution plans; $2,553,461—Severance payment and incentive payout.

Mr. Cossé: $1,680—Benefit attributable to Company-provided term life insurance policy; $35,133—Company contributions to defined contribution plans.

Mr. Jenkins: $1,680—Benefit attributable to Company-provided term life insurance policy; $32,500—Company contributions to defined contribution plans.

Mr. Stobaugh: $1,680—Benefit attributable to Company-provided term life insurance policy; $25,500—Company contributions to defined contribution plans.

(5)	Excludes settlement of 2007-2009 restricted stock units for $794,338 which was paid in 2010.
(6)	For compensation as Director of the Company following his retirement, see 2009 Director Compensation Table on page 8.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David M. Wood	02/03/09	898,438	1,437,500	3,593,750	27,500	55,000	82,500
Kevin G. Fitzgerald	02/03/09	211,622	338,596	846,489	5,000	10,000	15,000
Claiborne P. Deming	—	488,281	781,250	1,953,125	—	—	—
Harvey Doerr(1)	02/03/09	282,452	451,923	1,129,808	—	—	—
Steven A. Cossé	02/03/09	311,069	497,711	1,244,277	10,000	20,000	30,000
Roger W. Jenkins	02/03/09	269,531	431,250	1,078,125	10,000	20,000	30,000
Bill H. Stobaugh	02/03/09	159,375	255,000	637,500	5,000	10,000	15,000

Name	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date 02/03/09 ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
David M. Wood	55,000	140,000	43.95	44.65	4,454,100
Kevin G. Fitzgerald	10,000	30,000	43.95	44.65	878,700
Claiborne P. Deming	—	—	—	—	—
Harvey Doerr(1)	—	—	—	—	—
Steven A. Cossé	20,000	50,000	43.95	44.65	1,605,900
Roger W. Jenkins	20,000	50,000	43.95	44.65	1,605,900
Bill H. Stobaugh	10,000	30,000	43.95	44.65	878,700

(1)	2009 equity award forfeited at separation from service.
(2)	We determine the exercise price of options using the average of the high and low of the stock price on the date of grant.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David M. Wood	17,500		N/A	21.1700	2/4/2013
	30,000			30.2950	2/3/2011
	50,000			45.2275	2/1/2012
	50,000			57.3150	1/31/2013
	37,500	37,500		51.0700	2/6/2014
		50,000		72.7450	2/5/2015
		140,000		43.9500	2/3/2016
Kevin G. Fitzgerald	40,000		N/A	19.4263	2/5/2012
	35,000			21.1700	2/4/2013
	20,000			30.2950	2/3/2011
	15,000			45.2275	2/1/2012
	12,500			57.3150	1/31/2013
	15,000	15,000		51.0700	2/6/2014
		30,000		72.7450	2/5/2015
		30,000		43.9500	2/3/2016
Claiborne P. Deming	185,700		N/A	15.4150	2/6/2011
	240,000			19.4263	2/5/2012
	200,000			21.1700	2/4/2013
	160,000			30.2950	2/3/2011
	156,000			45.2275	2/1/2012
	152,000			57.3150	1/31/2013
	87,500			51.0700	2/6/2014
Harvey Doerr	50,000		N/A	30.2950	2/3/2011
	40,000			45.2275	2/1/2012
	50,000			57.3150	1/31/2013
	37,500			51.0700	2/6/2014
Steven A. Cossé	90,000		N/A	19.4263	2/5/2012
	80,000			21.1700	2/4/2013
	60,000			30.2950	2/3/2011
	40,000			45.2275	2/1/2012
	50,000			57.3150	1/31/2013
	25,000	25,000		51.0700	2/6/2014
		50,000		72.7450	2/5/2015
		50,000		43.9500	2/3/2016
Roger W. Jenkins	10,000		N/A	57.3150	1/31/2013
	7,500	7,500		51.0700	2/6/2014
		25,000		72.7450	2/5/2015
		50,000		43.9500	2/3/2016
Bill H. Stobaugh	50,000		N/A	21.1700	2/4/2013
	30,000			30.2950	2/3/2011
	20,000			45.2275	2/1/2012
	20,000			57.3150	1/31/2013
	15,000	15,000		51.0700	2/6/2014
		25,000		72.7450	2/5/2015
		30,000		43.9500	2/3/2016

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE, Cont.

	Stock Awards
Name	Number of Shares or Units of Stocks That Have Not Vested (#)*	Market Value of Shares or Units of Stocks That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)*	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
David M. Wood	86,426	4,684,266	42,792	2,319,332
Kevin G. Fitzgerald	7,393	400,725	10,247	555,361
Claiborne P. Deming	9,862	534,539	8,235	446,343
Harvey Doerr	—	—	—	—
Steven A. Cossé	14,787	801,451	20,493	1,110,722
Roger W. Jenkins	41,229	2,234,623	16,618	900,679
Bill H. Stobaugh	6,233	337,839	9,278	502,850

*	Includes accrued phantom dividends on restricted stock units.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David M. Wood	47,500	1,120,813	27,912	1,512,843
Kevin G. Fitzgerald	—	—	11,165	605,138
Claiborne P. Deming	214,300	6,508,940	49,467	2,681,120
Harvey Doerr	—	—	—	—
Steven A. Cossé	—	—	16,747	907,706
Roger W. Jenkins	—	—	5,582	302,569
Bill H. Stobaugh	—	—	11,165	605,138

(1)	Value based on 2007 restricted stock unit award vesting date as of December 31, 2009 at $54.20 per share. Receipt of net shares were deferred until February, 2010 pursuant to the terms of the award. The price on award date was $52.845 per share. Values as of the date of receipt were as follows: Mr. Wood—$1,475,022, Mr. Fitzgerald—$590,009, Mr. Deming—$2,614,093, Mr. Cossé—$885,013, Mr. Jenkins—$295,005, and Mr. Stobaugh—$590,009.

2009 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David M. Wood	Retirement Plan of Murphy Oil Corporation	15.07		339,627	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	19.07	(1)	2,602,307	—

Kevin G. Fitzgerald	Retirement Plan of Murphy Oil Corporation	26.62		712,441	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	26.62		1,853,225	—

Claiborne P. Deming	Retirement Plan of Murphy Oil Corporation	29.98		891,378	30,340
	Murphy Oil Corporation Supplemental Executive Retirement Plan	29.98		13,120,756	—

Harvey Doerr(2)	Retirement Plan of Murphy Oil Corporation	2.60		74,005	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	2.60		353,467	—
	Retirement Plan of Murphy Oil Company Ltd.	16.33		326,487	—
	Murphy Oil Company Ltd. Supplemental Retirement Plan	20.33	(3)	2,917,481	—

Steven A. Cossé	Retirement Plan of Murphy Oil Corporation	30.18		1,251,488	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	30.18		5,406,145	—

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	8.21		142,067	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	8.21		245,383	—

Bill H. Stobaugh	Retirement Plan of Murphy Oil Corporation	14.58		453,427	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	14.58		986,658	—

(1)	As part of his employment with a subsidiary of the Company and prior to becoming a Named Executive Officer, Mr. Wood received an additional four years of credited service in the Murphy Oil Corporation Supplemental Executive Retirement Plan. The present value of accumulated benefit for this additional four years of credited service was $616,984 as of December 31, 2009.
(2)	Mr. Doerr participated in Canadian plans through 2006 at which time he transferred into the U.S. Plans.
(3)	As part of his employment with a subsidiary of the Company and prior to becoming a Named Executive Officer, Mr. Doerr received an additional four years of credited service in the Murphy Oil Company Ltd. Supplemental Retirement Plan. The present value of accumulated benefit for this additional four years of credited service was $638,159 as of December 31, 2009.

The purpose of the tax-qualified retirement plan is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (FAP) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years).

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. An employee begins participating in the plan after one year of salaried service, with 60 months of vesting service required to receive a benefit. Distribution elections for the qualified plan are made upon retirement. Benefits are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown do not reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Wood’s average compensation was $1,451,444, Mr. Fitzgerald’s $796,764, Mr. Deming’s $3,105,556, Mr. Doerr’s $1,273,968, Mr. Cossé’s $1,177,264, Mr. Jenkins’ $594,596, and Mr. Stobaugh’s $685,448.

The estimated credited years of service used are as indicated in the table.

The following assumptions were used in determining the present value amounts at December 31, 2009.

•	Discount Rate—5.90%

•	Mortality Table—RP-2000, combined active/retired, 9-year projection

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
David M. Wood	270,996	54,300	98,120	—	876,115
Kevin G. Fitzgerald	104,427	14,323	71,732	—	320,163
Claiborne P. Deming	148,002	30,150	750,296	(3,976,248)	—
Harvey Doerr	25,375	17,675	23,511	—	174,507
Steven A. Cossé	56,693	20,433	140,507	—	801,788
Roger W. Jenkins	26,831	17,800	14,416	—	84,015
Bill H. Stobaugh	89,760	10,800	66,463	—	360,463

(1)	The executive contributions in the last fiscal year have been included in “Salary” for the Named Executive Officer on the Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in “All Other Compensation” for the Named Executive Officer on the Summary Compensation Table.
(3)	Aggregate Earnings reflect the different investment returns based upon the Named Executive Officer’s investment selection. The unfunded non-qualified plan provides the same investment options available under the qualified 401(k) savings plan.

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The Company does not have employment, change in control, or termination agreements with its Named Executive Officers. However, upon a change in control, as defined in both the 1992 Stock Incentive Plan and the 2007 Long Term Incentive Plan, all outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted which apply to the type of award. The Company has no other agreement, contract, plan, or arrangement, whether written or unwritten, that provides for potential payments to Named Executive Officers upon termination or a change in control. Named Executive Officers are specifically excluded from normal severance benefits offered to other employees; however, the Company has, from time to time, paid termination benefits to executive-level positions upon an end in service. Decisions by the Company to pay termination benefits, and in what amounts, are determined on a case-by-case basis.

The following table presents estimated amounts that would have been payable to the applicable Named Executive Officer if the described event had occurred on December 31, 2009:

Name	Category	Normal Termination ($)	Change of Control ($)
David M. Wood	Non-equity compensation (1)	2,229,922	2,229,922
	Unvested & Accelerated (2)
	Restricted Stock Units	1,291,694	7,523,476
	Stock Options (3)	—	1,552,375
	Retirement Plan (4)	—	—

	Total	3,521,616	11,305,773

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE, Cont.

Name	Category	Normal Termination ($)	Change of Control ($)
Kevin G. Fitzgerald	Non-equity compensation (1)	525,246	525,246
	Unvested & Accelerated (2)
	Restricted Stock Units	389,752	1,095,164
	Stock Options (3)	—	354,450
	Retirement Plan (4)	—	—

	Total	914,998	1,974,860
Claiborne P. Deming	Non-equity compensation (1)	1,211,914	1,211,914
	Unvested & Accelerated (2)
	Restricted Stock Units	804,443	1,129,663
	Stock Options (3)	—	—
	Retirement Plan (4)	—	—

	Total	2,016,357	2,341,577
Harvey Doerr	Non-equity compensation (1)	668,828	668,828
	Unvested & Accelerated (2)
	Restricted Stock Units	—	—
	Stock Options (3)	—	—
	Retirement Plan (4)	—	—

	Total	668,828	668,828
Steven A. Cossé	Non-equity compensation (1)	772,073	772,073
	Unvested & Accelerated (2)
	Restricted Stock Units	779,504	2,190,329
	Stock Options (3)	—	590,750
	Retirement Plan (4)	493,029	493,029

	Total	2,044,606	4,046,181
Roger W. Jenkins	Non-equity compensation (1)	691,079	691,079
	Unvested & Accelerated (2)
	Restricted Stock Units	536,092	3,343,443
	Stock Options (3)	—	535,975
	Retirement Plan (4)	—	—

	Total	1,227,171	4,570,497
Bill H. Stobaugh	Non-equity compensation (1)	395,569	395,569
	Unvested & Accelerated (2)
	Restricted Stock Units	328,899	962,264
	Stock Options (3)	—	354,450
	Retirement Plan (4)	119,555	119,555

	Total	$844,023	$1,831,838

(1)	Non-equity compensation is calculated under the terms of the 2007 Annual Incentive Plan. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2009 without adjustment.
(2)	In the event of a change of control, all unvested outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding awards. In the event of a termination, the exercise period for stock options is reduced to the lesser of the exercise date of the award or two years from date of termination.
(3)	On December 31, 2009, all unexercised unexercisable options awarded in 2008 had a strike price greater than the fair market value. Therefore, only unexercised unexercisable options awarded in 2007 and 2009 are assigned values for purposes of this table.
(4)	Named Executive Officers may receive benefits under the Company’s defined benefit pension plan upon retirement, depending upon date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each Named Executive Officer’s accumulated benefit at December 31, 2009 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. Mr. Cossé and Mr. Stobaugh would have been eligible to receive retirement benefits following a termination of employment by reason of retirement on December 31, 2009. The amount provided in the above table for Mr. Cossé and Mr. Stobaugh represents the annual pension benefit payable under a 50% Joint and Survivor annuity. Other forms of payment are available at the election of the Named Executive and include Single Life, Ten Year Certain and Provisional Payee options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)*
Equity compensation plans approved by stockholders	5,431,560	$42.01	4,941,491
Equity compensation plans not approved by stockholders	77,700	42.87	N/A

Total	5,509,260	$42.02	4,941,491

*	Number of shares available for issuance includes 4,092,573 available under the 2007 Long-Term Incentive Plan, plus 449,710 available shares for the 2008 Stock Plan for Non-Employee Directors and 399,208 available shares for the Employee Stock Purchase Plan. Assumes each Restricted Stock Unit is equivalent to one share.

SUMMARY DESCRIPTION OF MATERIAL TERMS OF EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

The Company’s U.K. based subsidiary offers its employees a plan that encourages savings and provides for the acquisition of Company stock. The Save As You Earn Plan (SAYE) is Inland Revenue approved. The SAYE allows employees to contribute up to £3,000 annually. Contributions are invested in an approved Building Society for a three year period, at the end of which, the employee has the option to direct the amount saved and the interest earned to purchase Company stock at a price equal to 90% of the fair market value of the stock at the beginning of that period. Three plans may run concurrently but the aggregate individual savings limit is £3,000 annually. The SAYE Plan was established on August 24, 1999 and expired by its terms on September 22, 2009. The following details the SAYE plans:

	Start Date	Maturity	Options Outstanding	Options Exercised
SAYE 2007	08/07	08/10	6,044	—
SAYE 2008	04/08	04/11	7,192	—
SAYE 2009	05/09	05/12	64,464	—

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2010. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

The Audit Committee pre-approves any engagement of KPMG LLP. In the fiscal year 2009, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 90%, 3%, 2%, and 5%, respectively.

In the event that a majority of the stockholders indicates disapproval of the appointment of KPMG LLP, the adverse vote will constitute a directive to the Audit Committee to select another registered public accounting firm(s) for fiscal year 2011. Because of the difficulty and expense of making any substitution of registered public accounting firms during a year, it is contemplated that the appointment for the fiscal year 2010 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

The Board recommends that stockholders vote FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2010. Proxies solicited on behalf of the Board will be voted FOR this proposal.

AUDIT COMMITTEE REPORT

In connection with the Company’s December 31, 2009 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 and independence standards, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Committee met seven times during 2009. Fees for services provided by the Company’s principal independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2009 and 2008 were as follows:

	2009	2008
Audit fees	$3,235,075	3,268,400
Audit-related fees(1)	108,351	257,041

Audit and audit-related fees	3,343,426	3,525,441

Tax fees(2)	68,746	177,889
All other fees(3)	200,000	—

Total fees	$3,612,172	3,703,330

(1)	Audit-related fees consisted principally of fees for audits of financial statements of foreign employee benefit plans, review of accounting for proposed transactions, and other reports primarily required by U.S. government agencies.
(2)	Tax fees consisted of services for sales and use tax consultation, income tax consultation and tax compliance services.
(3)	Fees related to an assessment of how international financial reporting standards would impact the Company.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009.

This report is submitted by the members of the Audit Committee: R. Madison Murphy (Chairman), Frank W. Blue, James V. Kelley, William C. Nolan, Jr. and Neal E. Schmale.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals for the 2011 Annual Meeting of Stockholders must be received by the Company at its executive offices on or before November 26, 2010, in order to be considered for inclusion in the proxy materials.

A stockholder may wish to have a proposal presented at the Annual Meeting of Stockholders in 2011, but without the Company being required to include that proposal in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the

Company’s by-laws. In the case of the 2011 Annual Meeting of Stockholders, notice must be received by the Company at its executive offices no earlier than January 12, 2011, and no later than February 11, 2011.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2010 ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2010. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2009 are available electronically at www.murphyoilcorp.com/ir/reports.aspx.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Walter K. Compton

Vice President and Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Walter K. Compton

Vice President and Secretary

El Dorado, Arkansas

March 26, 2010

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

200 PEACH STREET P.O. BOX 7000 EL DORADO, AR 71731-7000	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you
vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees
01 F.W. Blue	02 C.P. Deming		03 R.A. Hermes		04 J.V. Kelley	05 R.M. Murphy
06 W.C. Nolan, Jr.	07 N.E. Schmale		08 D.J.H. Smith		09 C.G. Theus	10 D.M. Wood
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2	Approve the appointment of KPMG LLP as independent registered public accounting firm.						☐	☐	☐

NOTE: Murphy Oil Corporation encourages you to take advantage of new and convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed above to vote these shares. This year, voting has been made easier than ever.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

ANNUAL MEETING, MAY 12, 2010

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoints William C. Nolan, Jr. and David M. Wood, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 12, 2010, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side